Exhibit 2.5
State of Delaware Secretary of State Division of Corporations Delivered 12:00 PM 10/21/2008 FILED 12:00 PM 10/21/2008 SRV 081055422 — 4258901 FILE
STATE OF DELAWARE CERTIFICATE OF MERGER OF FOREIGN CORPORATION INTO A DOMESTIC CORPORATION Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger: FIRST: ‘The name of the surviving corporation is SM&A         , a Delaware corporation, and the name of            the            corporation            being            merged            into            this       &nb sp;    surviving            corporation            is P.RQJ££I..PLANNlNCL*_INC, ......................... .a Masschustetts corporation. SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Tide 8 Section 252 of the Genera) Corporation Law of the State of Delaware. THIRD: The name of the surviving corporation is SM&A _ ___. a Delaware corporation.
FOURTH: The Certificate of Incorporation of the surviving corporation shall he its Certificate of Incorporation. (If amendments are affected please set forth) FIFTH: The authorized stock and par value of the non-Delaware corpora!ion is 20.000 No Par Value .... . .......................... ___. SIXTH: The merger is to become effective on July 3, 2008 (for accounting_purposes) SF.VENTH:: The Agreement of Merger is on file at SM&A, 4695 MacArthur Court, [8]th Fir, Newport Beach, CA 92660 .. ___........................... , an office of the surviving corporation. EIGHTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations. IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authori/cd officer, the .. 21 day of October ___............................... .A.IX, 2008’ ‘a uthorized Officeer Name: Inma Eggert Print or Type Title: Assistant Corporate Secretary